UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 20, 2004

FENTURA FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation) 175 North Leroy Street P.O. Box 725 Adrian, Michigan (Address of principal executive office)	000-23550 (Commission File Number)	38-2806518 (IRS Employer Identification No.) 48430-0725 (Zip Code)

Registrant’s telephone number, including area code: (810) 629-2263

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 2.02 Results of Operations and Financial Conditions

On October 20, 2004, Fentura Financial, Inc. issued a press release announcing results for the 2004 third quarter. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

On October 20, 2004, Fentura Financial, Inc. sent a third quarter report to their shareholders. A copy of that report is attached as Exhibit 99.2 to this Form 8-K.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9.01 Financial Statements and Exhibits

      (c)     Exhibit

               99.1      Press Release Dated October 20, 2004.

               99.2     Report to Shareholders for Third Quarter 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 21, 2004	FENTURA FINANCIAL, INC. (Registrant) By: /s/ Donald L. Grill —————————————— Donald L. Grill President and Chief Executive Officer

EXHIBIT INDEX

      99.1       Press Release Dated October 20, 2004

      99.2       Report to Shareholders for Third Quarter 2004

EXHIBIT 99.1

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Donald Grill The State Bank (810) 714-3985 October 20, 2004

For Immediate Release

FENTURA FINANCIAL, INC. ANNOUNCES THIRD QUARTER EARNINGS

        Fentura Financial, Inc. achieved net income of $856,000 or $.45 per diluted share for the three months ended September 30, 2004 compared to net income of $1,167,000 or $.62 per diluted share reported for the third quarter of 2003. A $1,355,000 increase in net-interest income was offset by a $1,400,000 increase in non-interest expense, both of which were due principally to the addition of West Michigan Community Bank net-interest income and operating expenses. Non-interest income dropped $110,000 or 6% while the provision for loan losses increased $261,000 compared to the prior quarter.

        Year to date earnings of $2,498,000 or $1.32 per diluted share reflect a 13.8% decrease compared to the $2,898,000 or $1.53 per diluted share reported for the first nine months of 2003. Operating expenses, acquisition and funding costs associated with the acquisition of West Michigan Financial Corporation and West Michigan Community Bank, and a substantial decline in the gain on sale of residential mortgage loans were the principal reasons behind the year-to-year decline in net-income.

        Total assets of $593,271,000 reflect an increase of $168,381,000 over the level reported at September 30, 2003. The total includes West Michigan Community Bank assets of $143,704,000 at September 30, 2004. The State Bank and Davison State Bank experienced positive year- to-year growth trends as combined assets for the two banks increased 5.7%, driven principally by a $51,925,000 increase in commercial loans and a $25,069,000 increase in total deposits.

        Fentura is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving Fenton, Linden, Holly and Grand Blanc; Davison State Bank with offices servicing Davison and Goodrich and West Michigan Community Bank headquartered in Hudsonville with offices serving Hudsonville, Holland, Jenison and Grandville. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.

EXHIBIT 99.2

Third Quarter
Report to
Shareholders

September 30, 2004

Letter to Shareholders

Fentura Financial, Inc. achieved net income of $856,000 or $.45 per diluted share for the three months ended September 30, 2004 compared to net income of $1,167,000 or $.62 per diluted share reported for the third quarter of 2003. A $1,355,000 increase in net-interest income was offset by a $1,400,000 increase in non-interest expense, both of which were due principally to the addition of West Michigan Community Bank net-interest income and operating expenses. Non-interest income dropped $110,000 or 6% while the provision for loan losses increased $261,000 compared to the prior quarter.

Year to date earnings of $2,498,000 or $1.32 per diluted share reflect a 13.8% decrease compared to the $2,898,000 or $1.53 per diluted share reported for the first nine months of 2003. Operating expenses, acquisition and funding costs associated with the acquisition of West Michigan Financial Corporation and West Michigan Community Bank, and a substantial decline in the gain on sale of residential mortgage loans were the principal reasons behind the year-to-year decline in net-income.

Total assets of $593,271,000 reflect an increase of $168,381,000 over the level reported at September 30, 2003. The total includes West Michigan Community Bank assets of $143,704,000 at September 30, 2004. Both The State Bank and Davison State Bank experienced positive year- to-year growth trends as combined assets for the two banks increased 5.7%, driven principally by a $51,925,000 increase in commercial loans and a $25,069,000 increase in total deposits.

While the growth and profitability of West Michigan Community Bank have been modest following the acquisition, asset quality problems which have had a negative impact on that bank’s performance during recent quarters have substantially been eliminated. A major staff reorganization was completed during the quarter along with a conversion of the core operating systems designed to improve operating efficiency. All three banks have experienced improvement in the net-interest margin during the quarter following increases in the Fed discount rate and prime rate. Coupled with other aggressive asset and liability management strategies, further improvement in the net-interest margin is anticipated as external rates continue to rise.

All three banks are currently completing their annual business plans and budgets for the coming year. The process is aimed at enhancing the net-interest margin, identifying new sources of fee income and improving operating efficiency during the coming year.

As always, I want to thank you for your continued support of Fentura Financial, Inc., Davison State Bank, West Michigan Community Bank and The State Bank.

Donald L. Grill
President & CEO

Consolidated Statements of Income
Three Months Ended September 30
(Unaudited)

(000‘s omitted except per share data)

	2004	2003

INTEREST INCOME Interest and fees on loans	$5,969	$3,925
Interest and dividends on
securities:
Taxable	699	587
Tax-exempt	188	175
Interest on short-term securities	50	86

Total interest income	6,906	4,773

INTEREST EXPENSE
Deposits	1,896	1,368
Borrowings	331	81

Total interest expense	2,227	1,449

NET INTEREST INCOME	4,679	3,324
Provision for loan losses	383	122

Net interest income after
provision for loan losses	4,296	3,202

NON INTEREST INCOME
Service charges on
deposit accounts	995	964
Trust income	254	140
Gain on sale of loans	124	373
Other operating income	324	330
Gain (loss) on sale of securities	-	-

	1,697	1,807

NON INTEREST EXPENSE
Salaries and benefits	2,675	1,818
Occupancy of bank premises	425	275
Equipment expense	572	365
Other operating expenses	1,153	967

Total non interest expense	4,825	3,425

Net income before taxes	1,168	1,584
Federal income taxes	312	417

NET INCOME	$856	$1,167

*Per share amounts:
Net income - basic	$0.45	$0.62
Net income - diluted	$0.45	$0.62

*Per share data adjusted for 10% stock dividend paid
February 13, 2004

Consolidated Statements of Income
Nine Months Ended September 30
(Unaudited)

(000‘s omitted except per share data)

	2004	2003

INTEREST INCOME
Interest and fees on loans	$15,799	$11,827
Interest and dividends on
securities:
Taxable	2,275	1,247
Tax-exempt	531	515
Interest on short-term securities	71	147

Total interest income	18,676	13,736

INTEREST EXPENSE
Deposits	5,110	3,957
Borrowings	893	131

Total interest expense	6,003	4,088

NET INTEREST INCOME	12,673	9,648
Provision for loan losses	1,019	1,086

Net interest income after
provision for loan losses	11,654	8,562

NONINTEREST INCOME
Service charges on
deposit accounts	2,847	2,706
Trust income	703	373
Gain on sale of loans	365	1,161
Other operating income	1,226	1,164
Gain (loss) on sale of securities	(2)	31

Total noninterest income	5,139	5,435

NONINTEREST EXPENSE
Salaries and benefits	7,332	5,416
Occupancy of bank premises	1,193	836
Equipment expense	1,559	1,088
Other operating expenses	3,329	2,753

Total non interest expense	13,413	10,093

Net income before taxes	3,380	3,904
Federal income taxes	882	1,006

NET INCOME	$2,498	$2,898

*Per share amounts:
Net income - basic	$1.33	$1.54
Net income - diluted	$1.32	$1.53

*Per share data adjusted for 10% stock dividend paid
February 13, 2004

Consolidated Statements of Condition
September 30
Unaudited

(000‘s omitted except per share data)

	2004	2003

ASSETS
Cash and due from banks	$23,619	$18,989
Federal funds sold	17,500	25,250

Total cash and cash equivalents	41,119	44,239

Securities available for sale,
at fair value	106,085	112,255
Securities held to maturity
(fair value of $18,856 at Sept
30, 2004 and $12,063 at
Sept 30, 2003)	18,583	11,692

Total securities	124,668	123,947

Loans held for sale	497	2,174

Commercial loans	291,482	164,449
Consumer loans	74,489	54,486
Real estate loans	28,586	17,275

Total loans	394,557	236,210
Less: Allowance for loan losses	(5,173)	(3,244)

Net loans	389,384	232,966

Bank premises and equipment	14,034	9,271
Accrued interest receivable	2,270	1,845
Other assets	21,299	10,448

Total assets	$593,271	$424,890

LIABILITIES
Non Interest bearing deposits	$83,041	$57,791
Interest bearing deposits	421,793	309,603

Total deposits	504,834	367,394

Short-term borrowings	12,012	13,917
Other borrowings	19,841	1,108
Subordinated debt	12,000	-
Accrued taxes, interest and other
liabilities	2,565	2,033

Total liabilities	551,252	384,452

STOCKHOLDERS' EQUITY
Common stock - 1,885,662 issued
(1,879,911 in 2003) #	32,961	29,671
Retained earnings	9,431	10,711
Accumulated other comprehensive
income (loss)	(373)	56

Total stockholders' equity	42,019	40,438

Total liabilities and
stockholder's equity	$593,271	$424,890

# Shares adjusted for 10% stock dividend paid February 13, 2004

Financial Highlights
Nine Months Ended September 30
Unaudited

(000's omitted)

	2004	2003	%Change
Net Income	$2,498	$2,898	-13.80%
Return on average
total equity	8.05%	9.58%	-15.97%
Return on average assets	0.62%	1.05%	-40.95%
Net interest margin	3.60%	4.02%	-10.45%
Efficiency ratio	75.30%	66.92%	-12.52%
Per common share:
Net Income-basic	$1.33	$1.54	-13.64%
Net Income-diluted	$1.32	$1.53	-13.73%
Book value	$22.29	$23.71	-5.99%
Market price:
(last trade)	$40.25	$33.85	18.91%